Exhibit 23.4

                           CONSENT OF HERBERT WENDER


      Pursuant to Rule 438 under the Securities Act of 1933, as amended (the "Act"), I hereby consent to the use of my name and any references to me as a person about to become a director of Lawyers Title Corporation, a Virginia corporation (the "Company"), in the Prospectus constituting a part of the Company's Registration Statement on Form S-3 (Registration No. 333-43913) to be filed with the Securities and Exchange Commission pursuant to the Act.


Dated: February 20, 1998


                                    /s/ Herbert Wender
                                    -------------------------
                                    Herbert Wender